Exhibit 99.1

NEWS RELEASE

PARSLEY ENERGY ANNOUNCES CLOSING OF DOUBLE EAGLE ACQUISITION

AUSTIN, Texas, April 20, 2017 – Parsley Energy, Inc. (NYSE: PE) (“Parsley,” “Parsley Energy,” or the “Company”) today announced the closing of the previously announced acquisition of certain entities holding undeveloped acreage and producing oil and gas properties in the core of the Midland Basin from Double Eagle Energy Permian LLC and certain of its affiliates (“Double Eagle”) for an aggregate purchase price of approximately $2.8 billion, consisting of approximately $1.4 billion in cash and approximately 39.8 million units of Parsley Energy, LLC (together with a corresponding number of shares of the Company’s Class B Common Stock).

“We are thrilled to complete the acquisition of Double Eagle’s premier Midland Basin assets and appreciate the diligent effort of all parties involved,” stated Bryan Sheffield, Chairman and CEO of Parsley Energy. “With promising initial well results on acquired properties and progress toward trades that will enhance the value of the consolidated acreage position, our enthusiasm for this combination has only increased.”

Bracewell LLP acted as legal counsel to Parsley on the transaction, and Double Eagle and certain of their affiliates were represented by Vinson & Elkins LLP.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and natural gas reserves in the Permian Basin in West Texas.

Forward Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in our filings with the SEC, including our Annual Report on Form 10-K. The risk factors and other factors noted in our SEC filings could cause our actual results to differ materially from those contained in any forward-looking statement.

Contact Information

Brad Smith, Ph.D., CFA

Senior Vice President, Corporate Strategy and Investor Relations

ir@parsleyenergy.com

(512) 505-5199

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